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                                                                   EXHIBIT 10.57

Confidential Treatment Requested

                PROCESSING AND SUPPLY AGREEMENT - Natrecor(R) BNP
                                     between
                       ABBOTT LABORATORIES and SCIOS INC.

     This Agreement is made effective as of December 1, 1997 (the "Effective Date"), by and between SCIOS INC., a Delaware corporation having its principal place of business at 2450 Bayshore Parkway, Mountain View, California 94043 ("Scios"), and ABBOTT LABORATORIES, an Illinois corporation having its principal place of business at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500 ("Abbott").

                                   BACKGROUND

     A. Abbott represents to Scios that its manufacturing facility in McPherson, Kansas doing business as Abbott Laboratories-McPherson has experience, suitable facilities and the capability to compound, fill and finish, and test pharmaceutical compounds, and experience in the commercial manufacture of pharmaceutical compounds according to current good manufacturing practices
(cGMP) and other applicable requirements.

     B. Scios desires to have Abbott undertake, using bulk material supplied by Scios, the preparation of finished vials of Natrecor(R) BNP ("BNP") for use in clinical trials and subsequent commercialization if the product is approved for marketing by the appropriate regulatory authorities.

     C. Abbott desires to perform the services specified in this Agreement, both during Scios' clinical trials of BNP and subsequent commercialization if the product is approved for marketing by the appropriate regulatory authorities.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

                            Section 1. - Definitions

The following terms shall have the indicated meanings for purposes of this
Agreement:

     1.1 "Affiliate" of a party hereto means an entity which controls, is controlled by, or is under common control with such party. For purposes of this definition, an entity shall be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the voting equity of such other entity (or other comparable ownership interest for any entity other than a corporation).

     1.2 "BNP" means the pharmacologically active compound known as Natrecor(R) BNP, a form of b-type natriuretic peptide.

     1.3 "Bulk BNP" means BNP in bulk form meeting the Specifications listed in Exhibit B to be supplied by Scios to Abbott.

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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     1.4  "Scios Know-How" means all know-how, inventions, technical and other information and data supplied by Scios to Abbott in connection with the work, including, without limitation, design and manufacturing drawings or sketches; formulae; compositions; processes and procedures; apparatus; correlation data; flow sheets; reports; operating, test and performance data; and process, mechanical, material and product specifications related to the production of Product, including any patents or know-how acquired or licensed by Scios from a third party, to the extent Scios is permitted to grant a license to Abbott in such third party technology.

     1.5 "Scios Patents" means Scios' patents in all countries, including improvement patents, patents of addition, patents of importation, certificates of invention, utility model and design patents, and all reissues, renewals and extensions thereof; and applications for such patents, including original, divisional, continuation and continuation-in-part applications pending before any patent office related to the production of Product.

     1.6 "Containers and Packaging" means the containers and closures and the packaging and labeling used in the manufacture and shipping of Product pursuant to the Specifications.

     1.7 "Data" means all books, records, batch records, reports, lab notebooks, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, sample of materials and other graphic or written data which relate to the Manufacturing and Testing of the Product pursuant to this Agreement, including any data required to be maintained pursuant to applicable FDA or other governmental regulations.

     1.8  "FDA" means the United States Food and Drug Administration.

     1.9 "Fill and Finish Program" or "Fill and Finish Work" means the manufacture (including all processes necessary to supply Product), testing, packaging, labeling and delivery of Product pursuant to the Specifications described in Exhibit B and cGMP standards.

     1.10 "Abbott Know-How" means all of Abbott's inventions, technical and other information and data, including, without limitation, design and manufacturing drawings or sketches; formulae; compositions; processes and procedures; apparatus; correlation data; flow sheets; reports; operating, test and performance data; and process, mechanical, material and product specifications directly related to the production of Product including any patents or know-how acquired or licensed by Abbott from a third party, to the extent Abbott is permitted to grant a license to Scios in such third party technology.

     1.11 "Abbott Patents" means Abbott's patents in all countries, including improvement patents, patents of addition, patents of importation, certificates of invention, utility model and design patents, and all reissues, renewals and extensions thereof; and applications for such patents, including original, divisional, continuation and continuation-in-part applications pending before any patent office related to the production of Product.

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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     1.12 "Master Production and Control Records" means the records and data to be generated in the Manufacturing and Testing of Product by Abbott to demonstrate that all applicable standard operating procedures and methods have been followed as specified in Exhibit B and Exhibit C and such modifications or changes thereto specified by Scios and Abbott pursuant to Section 2.5 and otherwise satisfy cGMP standards. Master Production and Control Records shall not include the operating procedures and related data of Abbott that are produced in connection with its general operations.

     1.13 "NDA" means a New Drug Application or other equivalent application seeking approval to market Product, and any supplement or amendment relating thereto, filed with the FDA by or on behalf of Scios or any licensee or commercial partner of Scios.

     1.14 "Placebo" means the form of Product meeting the Specifications respectively described in Exhibit B that lacks BNP.

     1.15 "Final Product" means the form of Product meeting the Specifications respectively described in Exhibit B that contains BNP.

     1.16 "Product" means both Final Product and/or Placebo meeting the respective Specifications set forth in Exhibit B.

     1.17 "Raw Materials" shall mean all components of Product excluding Bulk BNP and Containers and Packaging, all of which shall meet the Specifications for Raw Materials.

     1.18 "Regulatory Approval" or words of similar import means approval by the FDA of Scios' NDA or other marketing application for Products for the first indication.

     1.19 "Specifications" means the specifications for each of BNP, Bulk BNP, Containers and Packaging, Raw Materials and Product as established by Scios in Exhibit B and such modifications or changes thereto specified by Scios pursuant to Section 2.5.

     1.20 "Processing Order" or "Purchase Order" means an instruction submitted in writing to Abbott by Scios requesting Abbott to perform Fill and Finish Work for a specified quantity of Product for delivery upon specified terms. Such Processing Order will be in substantially the form of Exhibit A, and shall be in compliance with this Agreement.

     1.21 "cGMP" means current Good Manufacturing Practices under 21 C.F.R. Parts 200 and 211.

                      Section 2. - Fill and Finish Program

     2.1  Supply.

          2.1.1 General. Abbott agrees to perform Fill and Finish Work as requested by Scios or a third party licensee or partner designated by Scios from time to time pursuant to this

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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Agreement. Subject to the other provisions set forth below, Abbott shall provide such facilities, equipment and services as may be required to perform Fill and Finish Work of Product under this Agreement. In preparing Product, Abbott shall adhere to (a) the compounding, processing, lyophilization, manufacturing, testing and control procedures as set forth in Exhibit C (as modified pursuant to Section 2.2 to reflect the size of each batch requested by a Processing Order), (b) information provided by Scios and agreed to in writing by Abbott and
(c) cGMP standards.'

          2.1.2 Requirements. For orders placed before [*****], Scios agrees to purchase, and Abbott agrees to supply, [*****] of Scios' requirements for the fill and finish of Final Product that is intended for distribution in the United States. For orders placed between [*****], Scios agrees to purchase, and Abbott agrees to supply, [*****] of Scios' requirements for the fill and finish of Final Product that is intended for distribution in the United States. After [*****], Scios may [*****]. If at anytime prior to [*****], Abbott is unable to fulfill Scios' requirements as stated above either from Abbott's McPherson facility or as described in Section 2.8 any other Abbott facility acceptable to Scios that is capable of producing Final Product in a manner and quality comparable to the McPherson facility, then Scios may, notwithstanding this
Section 2.1.2, [*****].

     2.2 Processing Orders. From time to time as detailed herein, Scios shall submit to Abbott Processing Orders in substantially the form of Exhibit A for such quantities of Product as Scios requests.

          2.2.1 Scios shall, within [*****] after filing its NDA for the Product, provide Abbott with a written estimate of Scios' monthly orders for the Product from Abbott for the first contract year. Abbott acknowledges that such quantities are estimates only.

          2.2.2 Abbott and Scios shall cooperate fully in estimating and scheduling production for the first commercial order to be placed by Scios in anticipation of FDA approval of the Product.

          2.2.3 Scios shall place its first firm Purchase Order approximately [*****] in advance of the anticipated NDA approval date or desired Product availability date. At the same time, Scios shall provide to Abbott Scios' estimate of its monthly orders for [*****].

          2.2.4 Thereafter, Scios shall provide [*****] to Abbott a [*****] forecast of orders with the [*****] consisting of firm Purchase Orders and the [*****] consisting of Scios' best estimate forecast of its Product orders. Within [*****], Abbott shall advise Scios of the date Abbott will perform the Fill and Finish Work specified by such forecast. Each Processing Order submitted by Scios to Abbott shall reference the Fill and Finish date provided by Abbott in response to the most recent forecast and shall become firm and non-cancelable by Scios if not modified by notice from Scios to Abbott [*****].

          2.2.5 If, due to significant unforeseen circumstances, Scios requests changes to firm orders [*****], Abbott shall attempt within reasonable manufacturing capabilities and

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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efficiencies to accommodate the changes. Abbott shall advise Scios of the costs associated with making any such change and Scios shall be deemed to have accepted the obligation to pay Abbott for such costs if Scios indicates to Abbott that Abbott should proceed to make the change.

          2.2.6 Each Purchase Order or any acknowledgment thereof, whether printed, stamped, typed or, written, shall be governed by the terms of this Agreement and none of the provisions of such Purchase Order or acknowledgment shall be applicable except those specifying quantity ordered, delivery dates, special shipping instructions and invoice information.

          2.2.7 Not later than [*****], Abbott shall provide to Scios the suggested modifications to Exhibit C necessary to reflect the size of the batch to be processed and the parties shall then work together to finalize the Exhibit C to be applicable for that Process Order.

          2.2.8 Within [*****], Abbott shall deliver the requested Product to Scios' Mountain View, California facilities (or such other destination specified in the Processing Order), F.O.B. McPherson, Kansas. Abbott shall use carriers requested by Scios. Risk of Loss of Product shall be determined in accordance with the provisions of Section 6.2(b) hereof. The foregoing [*****] is contingent on Scios paying a one-time stocking fee to Abbott for the purchase of [*****] stoppers, vials and seals to be maintained in inventory by Abbott for the purpose of fulfilling Processing Orders hereunder. Such payment shall not exceed [*****] and shall be made prior to Scios' delivery of its initial Processing Order. To the extent such stoppers, vials and seals are consumed in the fulfillment of a particular Processing Order, Abbott will restock them for use in manufacturing Product under this Agreement, or the cost of such materials shall be credited back to Scios. To the extent the terms of any Processing Order are inconsistent with the terms of this Agreement, this Agreement shall control.

          2.2.9 Each July, Scios and Abbott shall develop a [*****] forecast and implementation plan containing both an upside and downside forecast of Scios' anticipated orders and Abbott's plans for meeting Scios' anticipated needs. Such long-term forecast shall be non-binding.

     2.3 Bulk BNP. Scios shall supply all Bulk BNP for the manufacture of the Product, F.O.B. McPherson, Kansas, freight prepaid, with an accompanying certificate of analysis and accompanying identification sample attached, to Abbott's Product manufacturing plant in McPherson, Kansas, at least [*****]. Such Bulk BNP shall meet the appropriate Specifications as set forth in Exhibit
B. Upon receipt of each quantity of Bulk BNP supplied by Scios, and before all of the Bulk BNP is removed from individual containers, Abbott shall accept such Bulk BNP, and perform an ID test on samples of the Bulk BNP within a reasonable time (but in no event later than [*****] following receipt) in the manner set forth in the Specifications for Bulk BNP in Exhibit B, and shall give Scios prompt written notice of the results of the test. If the Bulk BNP passes the ID test it shall be accepted by Abbott as meeting such Specifications, and it may be used by Abbott in performing work under this Agreement. Scios shall endeavor to give Abbott at least [*****] notice if Scios anticipates that it will not be able to use a scheduled

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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production date. If Abbott is unable to complete any Processing Order due to
Scios' failure to supply an adequate quantity of Bulk BNP meeting Specifications, then (A) Abbott shall, if requested by Scios, perform the run to the extent material is available and deliver the resulting Product to Scios, whereupon Scios shall pay Abbott in accordance with Section 4 or (B) the run shall be postponed until a mutually agreed date and a sufficient quantity of Bulk BNP becomes available whereupon Abbott shall endeavor to utilize for another client's or one of Abbott's own products the facility time allocated to that Processing Order and (i) if Abbott is successful in finding such replacement work then Scios shall owe Abbott for such inconvenience an amount not to exceed [*****] (ii) if Abbott is unable after reasonable efforts to find such replacement work then Scios shall owe Abbott for such inconvenience an amount not to exceed [*****].

     2.4 Raw Materials, Containers and Packaging, Special Equipment. Abbott shall manufacture and supply, or purchase from a third party approved by Scios and supply where indicated in Exhibit B, Raw Materials, Containers and Packaging meeting the applicable Specification necessary to produce Product. Suppliers with whom Abbott contracts are listed in Exhibit B, and after a supplier has been chosen by Abbott and approved by Scios, Abbott shall not change such source of supply without Scios' prior written approval. Abbott shall be responsible for performing supplier audits on suppliers providing Raw Materials to Abbott. Scios shall be responsible for performing the FDA-required annual supplier audit on Raw Material suppliers providing material to Scios which in turn provides said Raw Material to Abbott. When Raw Materials and Containers and Packaging are received by Abbott from the supplier, Abbott shall confirm conformity with the applicable Specification set forth in Exhibit B, and prepare a release document documenting such conformity and the suitability of each item to be released for use in Manufacture of Product. Scios shall provide the text and format for all necessary labels/labeling for the Containers and Packaging for each unit of Product, as well as for the shipping container, and unless otherwise agreed, Abbott shall arrange for the printing of such labels/labeling in a timely matter. Scios shall have approved proofs of all such labels/labeling in writing in advance of printing. Labels/labeling approved by Scios shall be the only labels/labeling used by Abbott for Product, provided, that such labels and package inserts shall be consistent with FDA's and Abbott's requirements with regard to physical dimensions and specifications relating to the methods of handling and affixing on containers. Scios shall provide Abbott with the authorization to purchase printed materials and all other Raw Materials, Containers and Packaging on the Processing Orders placed by Scios. Scios shall reimburse Abbott for the cost of any inventories of printed materials, Raw Materials and Container Closures ordered by Abbott based on Scios' authorization that become obsolete due to labeling changes required by Scios or the FDA and a reasonable charge based on [*****]. Any revision by Scios in the labeling or packaging material will be implemented by Abbott but the cost of preparing die changes shall be paid by Scios.

     In the event that Abbott requires special equipment in order to perform the Fill and Finish Work and such equipment will only be used to produce Product, then Abbott shall define the cost of the required equipment. Scios must give its prior written approval before the actual purchase of the equipment. The parties shall agree in an addendum to this Agreement to the terms of the purchase and issues relating to ownership and use.

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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     2.5 Specification Changes. All Product shall be produced in accordance with the procedures set forth in the Batch Record attached as Exhibit C and amended from time to time and all Product shall meet the applicable Specifications set forth solely in Exhibit B as of the date of manufacturing at Abbott. Abbott shall perform all analytical and in-process testing necessary to show conformity to the Specifications set forth in Exhibit B. If Abbott is unable to perform all such services, the fee payable to Abbott shall be reduced by [*****]. Abbott shall provide [*****] prior notice of any intended change to equipment that Abbott is aware will be, or was listed in, the NDA filed by Scios for the Product. Abbott shall without additional charge assist Scios in preparing any submission of information and/or conducting any validation required to obtain
FDA approval for such change of equipment. Abbott shall at its cost be responsible for the completion of any validation required in connection with obtaining FDA approval for the equipment change. No modification in the control documents (as defined in 21 C.F.R. Part 211.186) relating to the manufacturing procedure, quality assurance/control procedures or procedures to assure compliance with the Specifications shall be made without Scios' prior written approval. Scios shall have the right to modify the Specifications (Exhibit B) and Batch Record (Exhibit C) from time to time. Any change made shall apply only to production batches produced after changes are accepted by Abbott. If Scios notifies Abbott of a proposed modification, Abbott shall advise Scios within [*****] whether the modification is feasible and if it is, the estimated changes, if any, in the costs, delivery time or other terms which would result from such modification. Notwithstanding the foregoing, the modification shall be implemented by Abbott only upon Abbott's reasonable consent and specific written authorization by Scios after receipt of such estimate and agreement on appropriate modifications to Exhibit B or Exhibit C. Abbott shall notify Scios of equipment and/or facility changes that might effect any Scios filing with the FDA, providing Abbott is aware of said filing. Abbott and Scios shall work together to prepare regulatory filings or amendments on said equipment and/or fileable changes.

     2.6 Lot Numbering. Scios shall designate on each Processing Order the lot number to be used by Abbott in its records concerning Product Manufactured and Tested according to that Processing Order and to identify such Product.

     2.7 Process Documentation. Scios shall be responsible for obtaining all necessary Regulatory Approval for the clinical testing, marketing and sale of Product. Abbott agrees to provide to Scios all information necessary for Scios to prepare the Chemistry Manufacturing and Controls Section of Scios' NDA for the Product. Abbott presently has a single Type 1 Drug Master File #2869 on file with the FDA. Abbott shall make available to Scios for inspection and copying (at reasonable times and upon reasonable notice to Abbott) any of the procedures and methods listed in Exhibit B as the same may be amended from time to time and shall, upon Scios' written request, send a letter to the FDA authorizing FDA to reference any appropriate Drug Master File on behalf of the Scios application, as might be necessary for Scios' filings with the FDA or to obtain NDA approval from the FDA based on Abbott's participation as formulator and manufacturer of the Product as contemplated by this Agreement. Abbott shall also provide such other assistance (including granting Scios the right to reference any of Abbott's Drug Master Files if additional filings are made by Abbott) as Abbott can reasonably provide to

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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support Scios' efforts to obtain Regulatory Approval for Fill and Finish Work of
Product by Abbott.

     2.8 Batch Records. Abbott shall manufacture all batches in accordance with the procedures set forth in the Specifications (Exhibit B) and Batch Record (Exhibit C), as modified from time to time, and in compliance with current Good Manufacturing Practices. Abbott will not release any batch except in conformance with FDA regulations. If requested by Scios, Abbott shall make available to Scios for each Product batch, copies of the Master Production and Control Records and a certificate of analysis, all appropriately signed and dated, as might be necessary to demonstrate compliance with current Good Manufacturing Practices and the procedures set forth in Exhibit B and Exhibit C. In addition, Abbott shall, if requested by Scios, allow review of its primary laboratory and process documents relating to such Master Production and Control Records and with good cause provide selective copies if requested by Scios. If Abbott intends to make any material deviations from Exhibit B or Exhibit C for a particular Processing Order, Abbott shall notify Scios and obtain Scios' prior approval before implementing any such material deviation. If Abbott becomes aware of any unplanned material deviation from such procedures and controls it shall advise Scios promptly and also specifically describe the unplanned material deviation in such Procedures in the batch records delivered to Scios. Scios shall have the right to take into account the effect of any unplanned material deviation in determining whether Product meets the warranties set forth in Section 11.1. Abbott shall maintain all Master Production and Control Records for the time period required by FDA regulations.

     2.9 Inventory, Storage and Shipping Requirements. Scios and Abbott will cooperate to maintain adequate inventory at Abbott of Raw Materials and Containers and Packaging so that delivery of all Product to Scios pursuant to an applicable Processing Order will be made in accordance with Section 2.2. Abbott shall store all supplies related to the Fill and Finish Work in accordance with applicable FDA regulations. Abbott shall also furnish cold storage (2-8(degrees)C) for Product, in-process material and Bulk BNP. Abbott shall store Product free of cost to Scios until completion of quality acceptance by Scios. After quality acceptance, Scios shall pay Abbott at the rate of [*****]. Abbott shall not be obligated to store more than [*****] at any one time. Abbott shall ship Product to Scios or a location designated by Scios on cold storage (2-8(degrees)C) using carriers specified by Scios.

     2.10 Recovery of Bulk BNP; Destruction of Line Rejects. If requested by Scios, Abbott shall, to the extent reasonably practicable under the circumstances, recover all Bulk BNP which it is unable to convert into Product and return all such recovered Bulk BNP to Scios. Abbott shall destroy normal line rejects in accordance with the Material Safety Data Sheet (Exhibit D) and account to Scios for the materials consumed on the batch record.

     2.11 Location. Except for subcontracts permitted pursuant to Section 2.12 below, all Fill and Finish Work to be performed by Abbott under this Agreement shall be performed at Abbott's plant in McPherson, Kansas.

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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     2.12 Subcontracting. No Fill and Finish Work under this Agreement shall be subcontracted without Scios' prior written consent. Abbott shall ensure that all permitted subcontracts shall include appropriate provisions providing Scios with the same rights as set forth in Section 2.7 and 2.8 in respect of the subcontracted work, including but not limited to, rights to obtain documentation of processing and validations which can be used in Scios' own filings for Regulatory Approval of such subcontractor.

     2.13 Delivery and Acceptance. Unless otherwise directed by Scios, Product shall be shipped to Scios' facility in Mountain View, California. In the event Scios directs Abbott to ship Product directly to another recipient, then Scios' shipping order shall evidence acceptance of the Product. It will be the responsibility of Scios to ensure that any alternate recipient has adequate storage facilities to receive and store Product under proper storage conditions. Scios shall have the responsibility for acceptance or rejection of Product as meeting the requirements of Section 10.1 which shall occur [*****]. If Scios fails to notify Abbott by the end of the [*****] period, the lot shall be automatically accepted by Scios as meeting all testing requirements.

     2.14 Validation. All components, equipment and processes used by Abbott shall be validated consistent with the requirements of all applicable FDA regulations. If Abbott receives any directive from the FDA concerning validation of Product required at Abbott, Abbott shall inform Scios and the parties shall discuss the alternative means to satisfy the FDA's directives. Abbott shall be responsible for all validation activities for components, equipment, and processes that are currently used in Abbott's manufacturing facility as related to the manufacture of Product. If additional validation is required to be performed for Product, such additional validation shall be performed by Abbott and at Scios' cost. Scios will have approval signature for all validation projects initiated upon Scios' request. Abbott's estimated validation costs based on Scios' validation protocol at the present time are [*****]. Three lots shall be validated by Abbott by obtaining and marking distribution samples from the lyophilization process which will be shipped to Scios for Scios' testing and approval at Scios' cost. No validation shall be performed for the secondary packaging, since the final secondary packaging shall be a replica of existing packaging of Product that Abbott is using at its McPherson facility. All costs for validation work under this Section 2.14 must be agreed to by Scios prior to commencement of any validation work for which Scios is financially responsible. In addition, as detailed in 3.2, Scios has the right to review all protocols, data and summary reports that detail validation activities related to components, equipment, and processes directly related to the manufacture of Product.

     2.15 Quality Assurance Audits by Scios. So that Scios may discharge its obligations under FDA regulations, Abbott agrees that Scios may conduct annual quality assurance inspections and audits of the records and manufacturing and storage facilities of Abbott by up to two representatives of Scios at a time during normal working hours for the purpose of confirming that the Fill and Finish Work is being performed in compliance with this Agreement and applicable regulatory requirements. Scios employees shall follow the safety procedures of the Abbott facility.

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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     2.16 Facility and Organizational Changes. Abbott shall inform Scios in advance of any planned facility and organizational changes that could affect or modify manufacture of Product. Should any proposed modification raise concerns by Scios, the parties shall meet and endeavor to accommodate the reasonable needs of both parties; provided, however, that Abbott shall have the right to make such change so long as the Product shall continue to be subject and meet the Specifications and the Fill and Finish Work shall continue to be subject to the requirements of this Agreement.

     2.17 Kansas Administrative Requirements. Abbott agrees to use its reasonable efforts to maintain all necessary Kansas administrative approvals required to perform the Fill and Finish Work. Abbott shall be responsible for [*****] and Scios shall be responsible for [*****].

     2.18 Alternative Abbott Facilities. In the event that Abbott is unable at any time to Fill and Finish Product in its McPherson, Kansas facility, Abbott will, at Scios' request, transfer as promptly as is commercially reasonable the manufacture of Product for Scios to another facility of Abbott which has available, comparable capacity and quality. In such event, Scios shall be responsible for reimbursing Abbott for the reasonable additional costs to Abbott of validating such alternative facilities as agreed by the parties in advance of the transfer.

                 Section 3. - Fill and Finish Program Management

     3.1 Control. The parties will cooperate in the management of the Fill and Finish Work so as to assure its completion in the most effective manner. Subject to Section 2.5 hereof, it will be the responsibility of Scios to make all final decisions with regard to the Specifications for the Fill and Finish Work required to be performed by Abbott hereunder, except any specific directives that Abbott may receive from the FDA, provided that Scios shall first be informed of the directive, and Abbott and Scios shall discuss any alternative means to satisfy the FDA's requests. Abbott shall be notified in advance of any specification changes for Fill and Finish work.

     3.2 Access. Representatives of Scios (including representatives of any BNP licensee of Scios), upon reasonable notice to Abbott, shall have such full and complete access as is reasonably necessary to observe, monitor and inspect any Fill and Finish Work performed under this Agreement, the manufacture and control of any batch, all equipment and materials employed therein, all Product produced thereby and all Data as specified in Section 3.3. All representatives of Scios and its licensees shall follow the safety procedures of Abbott. Any representative of Scios or a BNP licensee of Scios shall execute a reasonable confidentiality agreement in favor of Abbott before being allowed access to Abbott's facilities.

     3.3 Data Collection. Abbott shall maintain good and sufficient records of the results of testing and manufacture of Bulk BNP, Raw Materials, Containers and Packaging and Product in sufficient detail and in accordance with good manufacturing practices as will properly reflect all Fill and Finish Work done and results achieved in the performance of the Fill and Finish Program (including all Data in the form required under any applicable regulations promulgated by the FDA and including any work done under permitted subcontracts). Copies of any Data

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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produced, generated or procured during the Fill and Finish Program and Master
Production and Control Records, including relating to work done under any permitted subcontracts, shall be delivered to Scios within 7 days of any written request by Scios. In lieu of delivery of any such records to Scios, Abbott agrees to permit a representative of Scios pursuant to Section 3.2 above to examine and review, at reasonable times upon reasonable notice to Abbott, such records then in Abbott's possession and to make or have made copies of any such records (at Scios' expense) as Scios may reasonably request. Abbott shall use such records that are specific and unique to Scios only as required by Abbott in the fulfillment of its obligations under this Agreement or for the review by management personnel, by regulatory authorities during IND or NDA review or during facility compliance audits by the FDA, State of Kansas or any other regulatory authority having jurisdiction over Abbott's Fill and Finish business.

                         Section 4. - Price and Payment

     4.1 Scios shall pay Abbott for supplying Product as requested by Scios on each Processing Order pursuant to Section 2.2 above at the Price per Vial. The Price per Vial includes [*****]. Scios' payment shall be due [*****]. Abbott shall maintain accurate records and shall maintain accurate supporting documents to verify each invoice it submits. Such records and documents shall be available for audit by Scios during normal business hours and on reasonable notice but not later than the end of the calendar month after the calendar month in which the invoice is rendered; provided, that records and documents relating to any charges in dispute shall be retained until the disagreement is resolved. Except as specifically set forth in this Agreement (including, without limitation, Sections 2.3 and 2.4), Scios shall only be obligated to pay for services related to Product meeting the Specifications. The "Price per Vial" shall mean [*****]. The final vial label and packaging shall be defined by Scios, and Abbott shall prepare for approval by Scios a revised Price per Vial that also includes [*****].

     4.2 Abbott shall process [*****] to Scios of Product per batch at no processing charge to Scios. Any additional shipments requested by Scios shall be provided at a processing fee of [*****]. Product shall be shipped F.O.B. Abbott-McPherson.

              Section 5. - Interactions with Governmental Agencies

     5.1 Each party agrees to promptly provide the other with copies of any letters, reports, or the like received by such party from the FDA or other governmental agency including: Form 483s, Form 482s, warning letters, inspection reports, seizure notices, prosecution, injunction, and market withdrawals; provided, such letter, report, or the like either (1) relates to Product or components thereof or (2) does not relate to Product or components thereof but does relate to other pharmaceutical manufacturing activities or practices affecting Abbott's processing of BULK BNP or that may directly relate to the Fill and Finish Work of Product. In particular, if either party is notified that the FDA wishes to inspect its facility in connection with Fill and Finish Work of Product or the records related thereto, the notified party shall immediately advise Scios of such inspection and report to Scios the outcome of such inspection and consult with Scios on any responses that may concern the manufacturing and testing operations directly related to the Fill and Finish Work of Product. If the inspection is specifically to observe the Fill

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and Finish Work of Product or is specifically related to the production of
Product, Abbott shall permit Scios to observe such inspection if Scios can arrange for a representative to attend the inspection at the time desired by the FDA. Abbott shall be in charge of any and all regulatory inspections of its facilities, and Scios shall be present as an observer.

                       Section 6. - Title and Risk of Loss

     6.1 Title. Title to all Bulk BNP shall at all times be in Scios and Bulk BNP shall be used by Abbott only for the purposes of and in accordance with this Agreement. Except for title to Bulk BNP, title to all in-process materials, Raw Materials, Containers, and Product shall be in Abbott until shipped to Scios.

     6.2  Risk of Loss.

          (a) Transit to Abbott. Scios shall bear the risk of loss of Bulk BNP, including the risk of spoilage, until delivered to Abbott's McPherson, Kansas facility.

          (b) At Abbott's Facility. Except as otherwise set forth below concerning the time Abbott is actually conducting Fill and Finish Work, the risk of loss of all Bulk BNP, in-process materials, Raw Materials, Containers and Product shall be in Abbott until shipped as Product or otherwise to Scios. In the event of such loss, Abbott shall be liable for the cost to replace such materials. The risk of loss of Bulk BNP, in-process materials, Raw Materials, Containers and Product during the time that Abbott is actually conducting Fill and Finish Work shall be in Scios so long as Abbott conducts all such Fill and Finish Work in adherence with the then current Specifications (Exhibit B) and Batch Record (Exhibit C) but shall be in Abbott when any such materials are consumed or rendered unusable because Abbott did not adhere to the then current Specifications or Batch Record; provided, however, that Abbott's maximum obligation to reimburse Scios for the cost of Bulk BNP consumed or rendered unusable due to failure to adhere to such Specifications or Batch Record by Abbott shall not exceed [*****]. In the event Bulk BNP is consumed or rendered unusable due to such a failure by Abbott to adhere to the Specifications or Batch Record, Scios shall incur no charge from Abbott with respect to processing such lot.

          (c) Cost of Recovery. In the event the yield of Product from the Bulk BNP supplied by Scios is less than that number of vials that is called for by the Specifications, Abbott shall attempt to recover as much of the Bulk BNP as feasible, taking into account reasonable line losses. The expense of such recovery and shipping costs shall be borne by Abbott if the failure to produce Product meeting the applicable Specifications was due to Abbott's failure to adhere to all of the procedures set forth in Exhibit C, and shall be borne by Scios if the failure was not due to Abbott's failure to adhere to all of the procedures set forth in Exhibit C. For purposes of this subsection 9(c), "recover" shall mean physically collect from tailings or vessels, or rework or re-lyophilize within the limits of the Fill and Finish Program and within the Regulatory Approval documentation.

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                      Section 7. - Inventions and Licenses

     7.1 Exchange of Know-How. Scios and Abbott intend to cooperate and exchange as required Scios Patents, Scios Know-How, Abbott Patents and Abbott Know-How which relate to or are required for the production of Product, all for the purpose and with the objective of completing the Fill and Finish Work in an expeditious and efficient manner. Such exchange shall include without limitation the disclosure by Abbott of improvements relating to the manufacture of Product when performing Fill and Finish Work. This exchange is not intended to negate the parties' obligations under Section 9 nor shall anything in this Section 7.1 be construed to modify the provisions of Section 10.3 hereof.

     7.2  Ownership of Fill and Finish Technology. [*****].

     7.3  Licenses.

          (a) License from Scios to Abbott. For the sole purpose of performing Fill and Finish Work of Product under this Agreement, Scios hereby grants Abbott, and Abbott hereby accepts from Scios, a nonexclusive, nontransferable, royalty-free, non-sublicensable license to use Scios Patents and Scios Know-How to manufacture Product exclusively for Scios and to perform its other obligations hereunder.

          (b) License from Abbott to Scios Upon Inability to Perform. In the event Abbott fails for any reason (including without limitation bankruptcy, fire, refusal to supply or insufficient capacity, but excluding a breach of material term of this Agreement by Scios) to deliver Product pursuant to the terms of this Agreement for [*****], Abbott shall grant, and does hereby grant to Scios, and Scios hereby accepts from Abbott, a nonexclusive, royalty-free, license to use Abbott Patents, Abbott Know-How and Improvements directly relating to Abbott's Fill and Finish Work of Product, to manufacture Product solely for the manufacture of Product for Scios. Such license shall include the right of sublicense solely for purposes of fulfilling Scios' requirements for Product, shall not extend to a sub-sublicensee, and shall be under obligations of confidentiality no less stringent than those contained in this Agreement. The foregoing license shall not include any Abbott patents or other technology not used in the production of the Product.

     7.4  Patent Infringement.

          (a) Abbott. Abbott shall defend at its own expense any actions brought against itself or Scios, alleging that the manufacture of Product produced by Abbott infringes any claim of any United States or foreign patent or other proprietary right of a third party and shall pay all damages and costs finally awarded in such action; provided however, that this obligation shall arise only to the extent that such alleged infringement arises out of Abbott's use of Abbott Patents, Abbott Know-How or Improvements, and no obligation shall arise to Abbott to the extent the infringement is alleged to be the result of the use of Scios Patents or Scios Know-How.

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          (b) Scios. Scios shall defend at its own expense any actions brought against itself or Abbott, alleging that the manufacture, use or sale by or for Scios of Product infringes any claim of any United States or foreign patent or other proprietary right of a third party and shall pay all damages and costs finally awarded in said action; provided however, that this obligation shall arise only to the extent that such alleged infringement arises out of Scios Patents or Scios Know-How, or to the extent that such claim is based solely on the fact that the subject matter of Abbott's work is BNP, and no obligation shall arise to the extent the infringement is alleged to be the result of the use of Abbott Patents, Abbott Know-How or Improvements.

                   Section 8. - Trademarks and Names on Labels

     Scios shall have the sole authority to select and use trademarks for the Product and shall bear all the costs associated with such selection. Scios shall be responsible for filing and prosecuting applications for such trademarks, as well as maintaining such trademarks, all in the manner it deems appropriate and shall be the owner of record for all applications and registrations that issue from these applications. Scios shall bear all costs associated with any of the foregoing. Abbott shall provide such assistance, at Scios' expense, as Scios reasonably deems necessary in accomplishing any of the foregoing. Scios shall defend, indemnify and hold Abbott harmless from and against all claims, demands, liabilities, damages, costs and expenses (including attorneys' fees) in respect to the alleged infringement of trademark, trade name or other similar rights of third parties arising out of the sale and marketing of the Product by Scios. In no event shall Abbott be responsible for the content of any label or otherwise liable for any failure to supply adequate warnings or to comply with the requirements of 21 C.F.R. Part 201, except as such failure is due to Abbott's failure to (i) provide Scios with relevant information regarding Products produced by Abbott, or (ii) affix such labels or package inserts on or in the Product pursuant to the Specifications. Abbott consents to the appearance of its name on labels to the extent required by FDA regulations or the regulations of any comparable governmental agency outside of the United States subject to Abbott's reasonable approval of conformity with Abbott's trademark protection program.

                          Section 9. - Confidentiality

     9.1 Nondisclosure. In connection with its activities relating to this Agreement, either party may disclose to the other confidential, proprietary information including, but not limited to, all business plans, testing methods, and market plans, drawings, specifications, flow sheets, reports, pre-clinical and clinical studies, market studies, software and other technical and marketing information as well as, proprietary know-how ("Proprietary Information"). Proprietary Information shall also include Scios Patents, Scios Know-How, Abbott Patents, Abbott Know-how, and Improvements. During the term of this Agreement and for [*****], neither party shall disclose or use Proprietary Information provided to it hereunder by the other party, or allow it to be used, for its own benefit or for the benefit of others, and shall protect Proprietary Information using the same degree of care used to protect its own information of a similar nature. Proprietary Information shall mean that which is disclosed, directly or indirectly, by either party to the other, in writing, marked "confidential," "restricted," "proprietary" or the like, or, if transmitted orally or by observation of equipment, confirmed in writing within thirty

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(30) days of its oral or observed disclosure hereunder and marked
"confidential," "restricted," "proprietary," or the like, or with words having the same effect, except any portion thereof which:

     (a) enters the public domain through no fault of the party to whom the same were disclosed (th "receiving party"); or

     (b) is in the future legally received by the receiving party from a third party free of any obligation to keep it confidential; or

     (c) is lawfully in the possession of the receiving party prior to receipt from the disclosing party, which fact shall be provable by contemporaneous documentary evidence; or

     (d) is independently developed by the receiving party without the use of Proprietary Information, as evidenced by its written records; or

     (e) is required to be disclosed pursuant to a lawful request, order or demand of any governmental agency or judicial authority; provided, however, that protective orders or other reasonable assurances of confidentiality are received to the extent reasonable available from such agency or authority; and provided, further, that the disclosing party (i) gives the other party notice of the request or order and reasonable time to object, (ii) follows any proper instructions of the other party regarding such disclosure or objections, and
(iii) limits the disclosure to compliance with the lawful request.

     9.2 Duties Upon Termination. This Section 9 shall inure to the benefit and be enforceable by the parties and their respective successors. Except to the extent reasonably necessary for exercising its rights which survive termination of this Agreement, upon request by the disclosing party after such termination, the receiving party shall return all Proprietary Information of the disclosing party in its possession, and in any event shall make no further use of such Proprietary Information, except that one copy of the Proprietary Information be retained in the legal department of the company for purpose of documenting the Proprietary Information which was received.

     9.3 Publicity Releases. Except as required by law or provided otherwise by this Agreement, neither party may disclose the existence or terms of this Agreement without the prior written approval of the other party. Abbott may not use the name or trademarks or tradenames of Scios in any manner, and Scios may not use the name or trademarks or tradenames of Abbott in any manner, without the prior written approval of the other. Notwithstanding any provision hereof, each party may disclose that which (a) may be required by Regulatory Authorities in order to receive Product approval or (b) is disclosed pursuant to a written nondisclosure agreement with a third party for the purpose of evaluating a proposed purchase of all or a portion of the business of Scios or Abbott or Scios' sublicensing of rights to market the Product. Any inquiry Abbott receives from news media concerning this Agreement will be reviewed with Scios prior to response.

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     9.4  Technical Publications. Except as required by law, (a) no technical paper, abstract, article, publication or announcement relating to the Scios Patents or Scios Know-How, whether during the period of performance of this Agreement or in the future, shall be made by Abbott without the written consent of Scios and (b) no technical paper, abstract, article, publication or announcement relating to Abbott Patents, Abbott Know-How or Improvements, whether during the period of performance of this Agreement or in the future, shall be made by Scios without the written consent of Abbott.

                            Section 10. - Warranties

     10.1 By Abbott.

          (a) Product. Abbott warrants that all Product delivered to Scios by Abbott hereunder shall conform to the Specifications as modified from time to time. Abbott further warrants that (i) Product shall be manufactured in accordance with applicable FDA regulations, shall be free from defects in manufacturing workmanship, shall not be adulterated or misbranded, as defined under Section 501 of the Food, Drug & Cosmetic Act (21 U.S.C. Section 501) (the "Act"); (ii) the water for injection used as a Raw Material shall meet U.S.P. specifications; (iii) the Raw Materials acquired or manufactured by Abbott shall meet the Specifications as modified from time to time; (iv) materials supplied but not manufactured by Abbott (including bottles, stoppers, packaging and any administration device) shall be tested according to Abbott's quality assurance procedures and meet the Specifications when so tested; and (v) Abbott shall at all times when manufacturing, processing or controlling the Product be, to the extent necessary, properly licensed and registered with all applicable governmental agencies. These warranties shall not apply to any Product (1) to the extent the nonconformity or adulteration results from the Bulk BNP provided by Scios, provided such Bulk BNP met the Specifications as evidenced by the certificate of analysis sent from Scios to Abbott with each shipment of Bulk BNP, and as determined by the ID test procedures performed by Abbott on Bulk BNP under Exhibit B to the extent determinable by such ID test and conformed to the Certificate of Analysis for such Lot; or (2) which, after risk of loss thereto has transferred to Scios, (A) has been tampered with or otherwise altered; (B) has been subjected to misuse, negligence or accident other than by Abbott; (C) has been stored, handled or used by others in a manner contrary to current Good Manufacturing Practices, used in a manner other than for what was approved by the FDA or any foreign government, or similar requirements; or (D) has expired its stated shelf life.

          (b) Remedy. Should Scios reject any shipment as nonconforming or should any failure to conform with the foregoing warranty appear, Scios shall give prompt written notice to Abbott of the basis for rejection or nonconformity. The parties shall then promptly confer to discuss the rejection or nonconformity and attempt to determine what action to take. If after such discussion Abbott believes that the Product is conforming and Scios continues to believe that it is nonconforming and the basis for rejection is the failure to conform to the Specifications, then the parties shall retain a mutually agreed independent testing firm capable of performing the tests and assays specified in Exhibit B (the "Testing Firm") to determine conformity or nonconformity with the Specifications and foregoing warranty. The decision of

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Testing Firm shall be binding on both parties in the determination of whether
Scios is obligated to pay for Abbott's services in connection with that delivery. The costs of employing Testing Firm shall be paid by Abbott if Testing Firm finds that the Product is nonconforming and by Scios if the Product is found to be conforming. At Scios' option and as Scios' sole and exclusive remedy hereunder, Abbott promptly shall, at Abbott's own cost, either (1) replace all nonconforming Product with reworked conforming Product provided that the rework procedure has been previously submitted to the regulatory authorities, (2) conduct rework according to a plan submitted to and accepted by the FDA, or (3) refund any payments by Scios to Abbott for such nonconforming Product and, in any event, (x) reimburse Scios for Scios' cost of any Bulk BNP contained therein that has not been converted to Final Product up to the limit of Abbott's liability under Section 7.2(b). If Scios selects option (1) or (2) above, then upon delivery of Product meeting the Specifications it shall pay Abbott for performing the Fill and Finish of such Lot.

     10.2 By Scios.

          (a) Bulk BNP. Scios warrants that the Bulk BNP, at the time supplied by Scios to Abbott, shall conform to the Specifications, shall be manufactured in accordance with applicable FDA regulations, shall be free from defects in manufacturing workmanship, conform to the certificate of analysis related to that batch of Bulk BNP, and that the Bulk BNP shall not be adulterated, as defined under Section 501 of the Act. This warranty shall not apply to any Bulk BNP after risk of loss thereto has transferred to Abbott that (i) has been tampered with or otherwise altered after shipment from Scios; (ii) has been subjected to misuse, negligence or accident other than by Scios; (iii) has been stored, handled or used by others in a manner contrary to FDA or similar requirements or Scios' written instructions; (iv) has expired its stated shelf life which shall be predetermined and defined by Scios to Abbott, including methods for retain and release if Bulk BNP should expire while in possession of Abbott; (v) has failed to meet the Specifications as determined by the test procedures pursuant to Section 2.3, or (vi) where the nonconformity would have been discovered if tested in the manner set forth in Section 2.3.

          (b) Remedy. Should any failure to conform with the foregoing warranty appear prior to payment for Product Scios shall correct such nonconformity by replacement of the nonconforming Bulk BNP and by Scios' reimbursement of Abbott for all reasonable costs incurred by Abbott in connection with such nonconforming material, such costs not to exceed the amounts payable to Abbott for the Fill and Finish Work for such Products or any rework performed by Abbott in an effort to minimize product loss.

     10.3 Title. Abbott and Scios warrant that, except as otherwise provided in this Agreement, each has good and sufficient title, or the right to transfer as provided for herein, to all materials, supplies, processes, patents, know-how and technology furnished to the other or used in the performance of this Agreement.

     10.4 Product Recall. Except to the extent attributable to a nonconformity with Abbott's warranties under Section 10.1 or a subject of indemnification under Section 11.2, Scios

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shall reimburse Abbott and indemnify it from all reasonable costs and expenses in respect of activities arising out of any necessary recall of Product authorized by Scios or directed to Abbott by the FDA or in respect of activities arising out of and necessarily required by any recall of Product made pursuant to a final judicial order, including, but not limited to, reshipment, storage and disposal of recalled Product, preparing and maintaining reports and records, and reasonable internal costs. To the extent attributable to a nonconformity with Abbott's warranties under Section 10.1 or a subject of indemnification under Section 11.2, Abbott shall reimburse Scios and indemnify it from all reasonable costs and expenses in respect of activities arising out of any necessary recall of Product authorized by Scios or in respect of activities arising out of and necessarily required by any recall of Product made pursuant to a directive from a Regulatory Authority, including, but not limited to, reshipment, storage and disposal of recalled Product, preparing and maintaining reports and record, notifications to any user, and reasonable internal costs, up to [*****]. Abbott shall provide all reasonable assistance to Scios in carrying out any necessary recall.

     10.5 Exclusive Warranties. Except as expressly provided for in Section 10, Abbott and Scios make no additional representation or warranties of any nature whatsoever to each other with respect to the Product, Bulk BNP, Raw Materials, Containers and Packaging or other materials supplied hereunder, by either of them to the other, and ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY ABBOTT, SCIOS, THEIR AFFILIATES AND THEIR SUBCONTRACTORS.

                          Section 11. - Indemnification

     11.1 By Scios. Scios shall be solely responsible for and shall defend, indemnify and hold Abbott harmless from and against all claims, causes of action, settlement costs, including reasonable legal expenses, losses or liabilities of any kind asserted by third persons which arise out of or are attributable to personal injury suffered or incurred by anyone (including any of Abbott's employees) and property damages of any third party to the extent caused by: (i) design or composition defects in the Product, exclusive of components thereof manufactured or purchased by Abbott to the extent that the design or composition of such components was not specified by Scios; (ii) failure by Scios to comply with the Act and the regulations thereunder; (iii) failure to provide warnings as required by law; (iv) the handling, transfusion, perfusion, injection or other use of or exposure to the Bulk BNP or the Product; (v) the Bulk BNP or other materials supplied by Scios; (vi) any willful act or omission or negligence of Scios or its employees, agents or other contractors in work performed in the production of the Product; (vii) a nonconformity with the warranty under Section 10.2; and (viii) the use of Product as a pharmaceutical product or the safety or efficacy of Product, except in each of the foregoing to the extent specifically assumed by Abbott under this Agreement or arising out of Abbott's failure to perform its contractual obligations hereunder.

     11.2 By Abbott. Abbott shall be solely responsible for and shall defend, indemnify and hold Scios and its third party designees and their distributors harmless from and against all damages attributable to all claims, cause of action, settlement costs, including reasonable legal

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expenses, losses or liabilities of any kind asserted by third persons which arise out of or are attributable to any negligent act or omission or willful misconduct on the part of Abbott's employees, agents and representatives.

     11.3 Employees. Except as provided above in this Section 11, each party shall indemnify and hold the other party harmless, and hereby forever releases and discharges the other party, from and against all claims, demands, liabilities, damages and expenses (including attorney's fees) arising out of personal injury (including death) or property damage incurred or suffered by the indemnifying party, its contractors or its employees (regular or contract) arising out of or in connection with the work performed hereunder, except to the extent caused by the sole negligence of such other party, its employees or agents.

     11.4 Notice and Assistance. No indemnity under this Section 11 shall be applicable unless the indemnified party gives the indemnifying party prompt notice of any claim, suit, or action brought against the indemnified party and allows the indemnifying party to defend, manage the defense of, and/or settle the same and renders the indemnifying party all assistance reasonably necessary in defending against such claim, suit, or action. Unless specifically agreed to in writing and in advance, the indemnified party shall not be liable to participate in paying or reimbursing the costs of any settlement, litigation costs or expenses in and by the indemnifying party.

     11.5 Unenforceability. The foregoing indemnity obligations of this Section 12 shall not be deemed to extend to any type of claim, act or omission by Abbott or Scios for which the indemnity obligation would be void, unenforceable or otherwise not permitted by applicable law, and if any are deemed to so extend, it shall be interpreted and restricted to the extent to which it is permitted by applicable law.

                            Section 12. - Termination

     12.1 Term of Agreement. Unless terminated earlier as provided in Sections
12.2 or 12.3 below, this Agreement shall continue in full force and effect for 7 years from the Effective Date. This Agreement shall be automatically extended for each successive calendar year unless written notice is given by one party to the other at least six months prior to the end of the then current term (initial or extended) that the party does not wish to continue the Agreement beyond such term. If such notice is given, then this Agreement shall terminate at the end of the then current term (initial or extended).

     12.2 Termination for Cause. Without prejudice to any other rights it may have hereunder or at law or in equity, either party may terminate this Agreement immediately by written notice to the other party upon the occurrence of any of the following:

          (a) the other party becomes insolvent, an order for relief is entered against the other party under any bankruptcy or insolvency laws or laws of similar import, or fails generally to pay its debts as they become due;

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          (b) the other party makes an assignment for the benefit of its creditors or a receiver or custodian is appointed for it, or its business is placed under attachment, garnishment or other process involving a significant portion of its business;

          (c) the other party fails to maintain operations as a going business for more than twenty days;

          (d) after sixty days' written notice from the terminating party, the other party fails to remedy any material breach of this Agreement.

     12.3 Rights and Duties Upon Termination. Termination of this Agreement, for whatever reason, shall not affect any rights or obligations accrued by either party prior to the effective date of termination, including completion of a Processing Order for Product delivered by Scios prior to the effective date of termination. Without limiting the generality of the foregoing, upon termination of this Agreement after commencement of any Fill and Finish Work:

          (a) provided that Scios provides adequate assurances for payment, Abbott shall sell to Scios Abbott's inventory of Product and/or to return to Scios its inventory of Bulk BNP, in whole or in part, within thirty (30) days following termination.

          (b) upon any termination, Abbott shall continue to cooperate with Scios pursuant to Section 2.7 and Section 5 in respect of all requirements of the FDA and this Agreement regarding previously produced Product.

          (c) upon any termination, both parties shall immediately cease using the other party's Proprietary Information except as permitted by Sections 9.1 and 12.3;

          (d) subject to any limitation, restriction, prohibition or other regulation of a bankruptcy court of trustee, upon any termination by Scios pursuant to Section 12.2, Abbott shall be deemed to have granted to Scios the license specified in Section 7.3(b).

Sections 10, 11, 12, 15, 16 and 17 shall survive any termination of the Agreement, and Section 9 shall survive any termination of the Agreement for the period specified in Section 9.1.

                            Section 13. - Insurance.

Scios shall obtain and maintain, at its own cost and expense, and keep in place general liability insurance, with bodily injury and property limits of two million dollars ($2,000,000) covering product liability and contractual liability for the indemnity and hold harmless provisions contained in Section 11.

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                        Section 14. - Compliance With Law

     14.1 Scope. In the performance of its work under this Agreement, Abbott and Scios shall comply with all applicable federal, state and local laws, regulations and executive orders, including, but not limited to, current Good Manufacturing Practices in accordance with 21 C.F.R. Parts 210, 211 and 600, any applicable state or Federal law or regulation insofar as applicable to the performance of their respective obligations hereunder.

     14.2 Assistance by Scios. Scios shall furnish reasonable assistance for compliance with Section 14.1 above to the extent such compliance involves the composition, toxicity, safety and other chemical or physical characteristics of Bulk BNP, including, but not limited to, furnishing the technical data required by all OSHA, EPA, health, safety and fire laws.

                        Section 15. - Dispute Resolution

     15.1 Mediation. If a dispute arises under this Agreement which cannot be resolved by the personnel directly involved, either party may give written notice to the other party, designating an executive officer with appropriate authority to be its representative in negotiations relating to the dispute. Upon receipt of such notice, the other party shall, within five (5) business days, designate an executive officer with similar authority to be its representative. The designated executive officers shall, following whatever investigation each reasonably deems appropriate, promptly enter into discussions concerning the dispute and if the dispute is not resolved within sixty (60) days as a result of such discussion, either party may elect to initiate such other action as it is reasonably entitled under the governing law.

                      Section 16. - Limitation of Liability

     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, including, but not limited to, loss of profits or revenue, loss of use of any equipment, cost of capital, down time costs, delays, or claims of customers of any of them or other third parties for such or other damages, except to the extent such damages are allocated under
Section 7 or Section 11.

                           Section 17. - Miscellaneous

     17.1 Choice of Law. This Agreement shall be governed and interpreted, and all rights and obligations of the parties shall be determined, in accordance with the laws of the State of Delaware.

     17.2 Force Majeure. Abbott and Scios shall not be deemed to be in default nor be liable for any delay in performance, when and to the extent due to causes beyond its reasonable control or from fire, war, acts of God, strike, labor difficulties, act or omission of any governmental authority, compliance with governmental regulations, insurrection or riot,

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embargo, delays or shortages in transportation or inability to obtain necessary labor, materials, or laboratory or manufacturing facilities from usual sources or from defects or delays in the performance of its suppliers or permitted subcontractors due to any of the foregoing enumerated causes.

     17.3 Notices. All notices, requests, demands, waivers, consents, approval or other communications to any party hereunder shall be in writing and shall be deemed to have been duly given if delivered personally to such party or sent to such party by telegram or confirmed telefax or by registered or certified mail, postage prepaid, to its address as shown below:

     Scios, Inc.:           2450 Bayshore Parkway
                            Mountain View, CA 94043
                            Attention: Vice President of Development
                            Telefax: (415) 968-2438

     with a copy to:        2450 Bayshore Parkway
                            Mountain View, CA 94043
                            Attention: General Counsel
                            Telefax: (415) 962-5816

     Abbott Laboratories:   P. O. Box 1247
                            1776 N. Centennial Drive
                            McPherson, KS 67460
                            Attention: Plant Manager
                            Telefax: (316) 241-5350

     with copies to:        Hospital Products Division
                            200 Abbott Park Road
                            Abbott Park, IL 60064-3500
                            Attention: President, Hospital Products Division
                            Telefax: (847) 937-0805

     and                    100 Abbott Park Road
                            Abbott Park, IL 60064-3500
                            Attention:  Associate General Counsel, D322, AP6D
                            Telefax: (847) 938-1206

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications will be deemed to have been given as of the date so delivered, telegraphed, telexed, or five days after so mailed.

     17.4 Partial Invalidity. If, for any reason, any provision of this Agreement shall be deemed by a court of competent jurisdiction to be illegal, invalid or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be

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affected or impaired, and such provision consistent with applicable law, and in its modified form, such provision shall be enforceable and enforced.

     17.5 Entire Agreement. This instrument states the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby (Abbott's Fill and Finish Work) and may not be amended or modified except by written instrument duly executed by the parties hereto. Any and all previous agreements and understandings between the parties regarding Production of Product after the date of this Agreement, whether written or oral, are superseded by this Agreement. To the extent the terms of any purchase order or Processing Orders are inconsistent with the terms of this Agreement, this Agreement shall control. The failure of either party hereto to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce each and every provision. The parties agree that all references to Sanofi Winthrop in the attached exhibits are references to Abbott Laboratories which has acquired the McPherson facility from Sanofi Winthrop subsequent to the creation of the exhibit.

     17.6 Assignment, Binding Effect. Neither party shall assign this Agreement, by operation of law or otherwise, without the prior written consent of the other party, such consent not to be withheld unreasonably and any such attempted assignment without such consent shall be void, except that, subject to Section
13.2 hereof, either party may assign this Agreement to an Affiliate. No assignment shall be effective until the assignee shall have unconditionally assumed in writing all of the assignor's obligations hereunder and a written notice of such assignment is given to all the other parties. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and inure to the benefit of the assignee.

     17.7 Independent Contractor. Each party shall be and shall endeavor to act as the independent contractor of the other party. Neither party shall be the legal agent of the other for any purpose whatsoever and therefore has no right or authority to make or underwrite any promise, warranty or representation, to execute any contract or otherwise to assume any obligation or responsibility in the name of or in behalf of the other party, except to the extent specifically authorized in writing by the other party. Neither of the parties hereto shall be bound by or liable to any third persons for any act or for any obligation or debt incurred by the other toward such third party, except to the extent specifically agreed to in writing by the party so to be bound.

     17.8 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     17.9 Debarment Warrant. Abbott and Scios represent and warrant that neither party does now or in the future use in any capacity the service of any person debarred under subsection (a) or (b) of 21 U.S.C.(S)335a.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year above written.

SCIOS INC.                                     ABBOTT LABORATORIES

By:     /s/ John H. Newman                     By:     /s/ John G. Kringel
   -----------------------------------------       -----------------------------

Name:       John H. Newman                     Name:   John G. Kringel
     ---------------------------------------       -----------------------------

Title:      Vice President and Secretary       Title:  President Hospital
      --------------------------------------        ----------------------------
                                                       Products Division
--------------------------------------------   ---------------------------------

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Exhibits:

A - Form of Processing Order
B - Specifications
C - Batch Record
D - Material Safety Data Sheet

See Section 17.5 regarding references to Sanofi Winthrop in the Exhibits

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                                    EXHIBIT A
                                PROCESSING ORDER

                                                   Order Number: _______________

                                                   Date: _______________________

To:  Abbott Laboratories
     P.O. Box 1247
     1776 N. Centennial Drive
     McPherson, KS 67460

Scios hereby places the following order under the Processing and Supply Agreement between us concerning Abbott's Manufacturing and Testing of Natrecor(R) BNP for Scios:

Quantity

     Placebo:  _______ vials

     Final Product: _______ vials

Lot Number to be used for this Product: _____________  Product Code # __________

Delivery Dates:

Bulk BNP to be delivered by Scios to Abbott: not later than ____________, 199__, (which date shall not be [*****].

Product to be delivered by Abbott to Scios: not later than ____________, 199__, (which date shall not be [*****].

This Processing Order authorizes Abbott to use the following printed Material, Raw Materials, Containers and Packaging.

Special instructions (if any):

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                                    EXHIBIT B

                                 SPECIFICATIONS

The following documents contain the specifications for Product, Placebo and Raw Materials used to produce Product. Copies of the current version of the specifications are attached.

Exhibit       Document Type      Issued by Sanofi    Raw Material      Vendor

[*****]

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                                   EXHIBIT C

                                  BATCH RECORD

                           (PROCEDURES AND CONTROLS)

[*****]

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                                    EXHIBIT D

                           MATERIAL SAFETY DATA SHEET

[*****]

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